CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Select Money Market Trust

We consent to the use of our report dated August 10, 2001 for Virginia SNAPsm Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                KPMG
                                                /s/KPMG

Boston, Massachusetts
October 25, 2001